UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2012

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive

Suite 500

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 – SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of the stockholders of the Company was held on May 24, 2012 (“Annual Meeting”), at which meeting the stockholders of the Company (1) elected each of the four nominees for class II directors for a three-year term expiring in 2015, (2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal year 2012, and (3) approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as described in the Company’s Proxy Statement for the Annual Meeting. The final voting results for each proposal submitted to a vote are set forth below:

Election of class II directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Cindy Christy	255,057,935	1,164,374	8,300,938
Ari Q. Fitzgerald	254,618,333	1,603,976	8,300,938
Robert E. Garrison II	254,600,601	1,621,708	8,300,938
John P. Kelly	249,512,246	6,710,063	8,300,938

The ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal year 2012:

Votes For	Votes Against	Abstentions	Broker Non-Votes
263,694,361	725,859	103,027	0

The non-binding, advisory vote regarding the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
251,850,347	4,189,836	182,126	8,300,938

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name: E. Blake Hawk
Title: Executive Vice President and General Counsel

Date: May 24, 2012

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